SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):   April 15, 2003
                                                       -----------------

                         NORTHERN TRUST CORPORATION
           (Exact name of registrant as specified in its charter)



             Delaware                 0-5965           36-2723087
             --------                 ------           ----------
   (State or other jurisdiction     (Commission      (I.R.S. Employer
        of incorporation)           File Number)     Identification No.)



             50 South LaSalle Street, Chicago, Illinois     60675
             ------------------------------------------     -----
             (Address of principal executive offices)     (Zip Code)



   Registrant's telephone number, including area code: (312) 630-6000
                                                       --------------







   ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE.
             ---------------------------------------

        Northern Trust Corporation, in a news release dated April 16, 2003, announced the declaration of a quarterly cash dividend on shares of its common stock in the amount of 17 cents per share, payable July 1, 2003, to holders of record at the close of business on June 10, 2003.

        The news release also reported that the Corporation's Board of Directors increased the Corporation's common stock buy-back authorization by approximately 11.5 million shares, thus allowing the purchase in the future of up to an aggregate of 12.0 million shares of the Corporation's common stock. The Corporation expects to use this additional buy-back authorization to purchase shares from time to time in open market transactions. The repurchased shares would be held as treasury shares and used for general corporate purposes, including for the Corporation's stock option and other stock incentive programs.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.
             ---------------------------------------------------------

   (c)  Exhibits


   Exhibit
   Number      Description of Exhibit
   -------     ----------------------

   99   Northern Trust Corporation News Release dated April 16, 2003.






















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                                 SIGNATURES
                                 ----------

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 NORTHERN TRUST CORPORATION
                                 --------------------------
                                      (Registrant)

   Date:  April 16, 2003         By:   /s/ Perry R. Pero
                                       -----------------------------
                                 Name:  Perry R. Pero
                                 Title: Vice Chairman and Chief
                                        Financial Officer
































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                                EXHIBIT INDEX
                                -------------


   Exhibit
   Number    Description of Exhibit        Page Number Herein
   ------    ----------------------        ------------------

   99        Northern Trust Corporation    Page 5
             News Release dated
             April 16, 2003.










































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